As filed with the Securities and Exchange Commission on March 14, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2018

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, the board of directors of B&G Foods elected Robert D. Mills to our board of directors.  The appointment, which is effective immediately, increases the size of our board to nine members.  The board has determined that Mr. Mills is independent under the listing standards of the New York Stock Exchange and our corporate governance guidelines.  The election of Mr. Mills increases the number of independent directors on the board to seven.  Mr. Mills was also added to the board’s nominating and governance committee and risk committee.

Mr. Mills will receive compensation as a non-employee director in accordance with our company’s non-employee director compensation practices described in the Annual Proxy Statement we filed with the Securities and Exchange Commission on April 6, 2017.  The initial annual board cash fee and equity award and annual committee fees to be received by Mr. Mills will be pro-rated.

A copy of the press release we issued announcing the election of Robert D. Mills to the board of directors is attached to this report as Exhibit 99.1.

Item 8.01.  Other Events.

On March 13, 2018, B&G Foods announced that our board of directors has authorized a stock repurchase program for the repurchase of up to $50.0 million of the company’s common stock through March 15, 2019.  Under the authorization, the company may purchase shares of common stock from time to time in the open market or in privately negotiated transactions in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

The timing and amount of stock repurchases under the program, if any, will be at the discretion of management, and will depend on available cash, market conditions and other considerations.  Therefore, we cannot assure you as to the number or aggregate dollar amount of shares, if any, that will be repurchased under the repurchase program.  We may discontinue the program at any time.  Any shares repurchased pursuant to the repurchase program will be cancelled.  Our company currently has 66,592,001 shares of common stock outstanding.

A copy of the press release we issued announcing the authorization of the stock repurchase program is attached to this report as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits.

99.1	Press Release dated March 13, 2018.
99.2	Press Release dated March 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 14, 2018	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary